SOUTHERN ELECTRONICS CORPORATION
             SOUTHERN ELECTRONICS DISTRIBUTORS, INC.










                    REVOLVING CREDIT AGREEMENT

                    Dated as of June 29, 1995






                   NATIONAL CITY BANK, COLUMBUS
                  WACHOVIA BANK OF GEORGIA, N.A.








                        TABLE OF CONTENTS

                                                             Page

Introduction . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . .1

     Subsection 1.01     Definitions . . . . . . . . . . . . . .1
     Subsection 1.02     Accounting Terms and Determinations . 10

SECTION II - COMMITMENT AND LOANS. . . . . . . . . . . . . . . 11

     Subsection 2.01     Commitment. . . . . . . . . . . . . . 11
     Subsection 2.02     Revolving Nature of Credit. . . . . . 11
     Subsection 2.03     Types of Loans. . . . . . . . . . . . 11
     Subsection 2.04     Procedures With Respect to Prime
                         Loans and Offered Rate Loans  . . . . 11
     Subsection 2.05     Conversion of Certain Loans . . . . . 12
     Subsection 2.06     Procedures With Respect to Eurodollar
                         Loans . . . . . . . . . . . . . . . . 12
     Subsection 2.07     Certain Matters With Respect to Loans 13
     Subsection 2.08     Conditions to Each Loan . . . . . . . 13
     Subsection 2.09     Warranty. . . . . . . . . . . . . . . 14
     Subsection 2.10     Notes . . . . . . . . . . . . . . . . 14
     Subsection 2.11     Recordkeeping . . . . . . . . . . . . 14
     Subsection 2.12     Interest Rates. . . . . . . . . . . . 14
     Subsection 2.13     Interest Payment Dates. . . . . . . . 15
     Subsection 2.14     Interest Periods. . . . . . . . . . . 15
     Subsection 2.15     Commitment and Administration Fees. . 15
     Subsection 2.16     Termination or Reduction of Loan
                         Commitment. . . . . . . . . . . . . . 16
     Subsection 2.17     Optional Prepayments of Prime Loans . 16
     Subsection 2.18     Computation of Interest and Fees. . . 16
     Subsection 2.19     Payments. . . . . . . . . . . . . . . 17
     Subsection 2.20     Use of Proceeds of Loans. . . . . . . 17
     Subsection 2.21     Increased Taxes or Costs. . . . . . . 17
     Subsection 2.22     Changes in Circumstances. . . . . . . 18
     Subsection 2.23     Funding Losses. . . . . . . . . . . . 19

SECTION III - LETTERS OF CREDIT. . . . . . . . . . . . . . . . 19

     Subsection 3.01     Letters of Credit . . . . . . . . . . 19
     Subsection 3.02     Letter of Credit Applications . . . . 20
     Subsection 3.03     Payments Under Letters of Credit. . . 20
     Subsection 3.04     Payments by Banks . . . . . . . . . . 21
     Subsection 3.05     Obligations Absolute. . . . . . . . . 21
     Subsection 3.06     Increased Costs . . . . . . . . . . . 22
     Subsection 3.07     Letter of Credit Compensation . . . . 22
     Subsection 3.08     Uses of Letters of Credit . . . . . . 23

SECTION IV - CONDITIONS PRECEDENT. . . . . . . . . . . . . . . 23

     Subsection 4.01     Documents Required for Closing. . . . 23
     Subsection 4.02     Certificate Required for Subsequent
                         Disbursements and Letters of Credit . 25
     Subsection 4.03     Certain Events. . . . . . . . . . . . 25
     Subsection 4.04     Legal Matters . . . . . . . . . . . . 25
     Subsection 4.05     Additional Conditions to Issuance of
                         Each Letter of Credit . . . . . . . . 25

SECTION V - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 26

     Subsection 5.01     Original Representations and
                         Warranties  . . . . . . . . . . . . . 26
     Subsection 5.02     Survival of Representations and
                         Warranties. . . . . . . . . . . . . . 28

SECTION VI - BORROWERS' COVENANTS. . . . . . . . . . . . . . . 28

     Subsection 6.01     Affirmative Covenants . . . . . . . . 29
     Subsection 6.02     Negative Covenants. . . . . . . . . . 35

SECTION VII - EVENT OF DEFAULT . . . . . . . . . . . . . . . . 36

     Subsection 7.01     Event of Default. . . . . . . . . . . 36
     Subsection 7.02     Acceleration. . . . . . . . . . . . . 37
     Subsection 7.03     Remedies. . . . . . . . . . . . . . . 37

SECTION VIII - ADMINISTRATIVE BANK . . . . . . . . . . . . . . 37

     Subsection 8.01     Authorization . . . . . . . . . . . . 37
     Subsection 8.02     Delegation of Duties. . . . . . . . . 38
     Subsection 8.03     Exculpatory Provisions. . . . . . . . 38
     Subsection 8.04     Reliance by Administrative Bank . . . 38
     Subsection 8.05     Notice of Event of Default. . . . . . 39
     Subsection 8.06     Non-Reliance on Administrative Bank
                         and Other Banks . . . . . . . . . . . 39
     Subsection 8.07     Indemnification . . . . . . . . . . . 39
     Subsection 8.08     Administrative Bank in Its Individual
                         Capacity. . . . . . . . . . . . . . . 39

SECTION IX - MISCELLANEOUS . . . . . . . . . . . . . . . . . . 40

     Subsection 9.01     Construction. . . . . . . . . . . . . 40
     Subsection 9.02     Further Assurances. . . . . . . . . . 40
     Subsection 9.03     Enforcement and Waiver by Banks . . . 40
     Subsection 9.04     Expenses of Banks . . . . . . . . . . 40
     Subsection 9.05     Notices . . . . . . . . . . . . . . . 40
     Subsection 9.06     Waiver and Release by Borrowers . . . 41
     Subsection 9.07     Applicable Law. . . . . . . . . . . . 41
     Subsection 9.08     Binding Effect, Assignment and Entire
                         Agreement . . . . . . . . . . . . . . 42
     Subsection 9.09     Severability. . . . . . . . . . . . . 42
     Subsection 9.10     Counterparts. . . . . . . . . . . . . 42
     Subsection 9.11     Setoffs; Sharing of Setoffs . . . . . 42
     Subsection 9.12     Waiver of Jury Trial. . . . . . . . . 43

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . 43

EXHIBITS AND SCHEDULES . . . . . . . . . . . . . . . . . . . . 44


                    REVOLVING CREDIT AGREEMENT


     THIS REVOLVING CREDIT AGREEMENT, dated as of June 29, 1995, by and among
(A) Southern Electronics Corporation, a Delaware corporation, and Southern Electronics Distributors, Inc., a Delaware corporation (collectively, the "Borrowers"), and (B) National City Bank, Columbus, a national banking association ("NCB"), and Wachovia Bank of Georgia, N.A., a national banking association ("WB") (collectively, the "Banks").

                             RECITAL:

     The Borrowers have requested that the Banks lend to them up to the sum provided for herein on a revolving loan basis, and the Banks are willing to do so, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants herein contained, and each intending to be legally bound hereby, the parties agree as follows:


SECTION I.  DEFINITIONS

     1.01 Definitions.  As used herein:

     "Administrative Bank" means whichever of the Banks the Borrowers elect from time to time to have perform the functions of the Administrative Bank hereunder. Unless and until the Borrowers elect otherwise, WB shall perform the functions of the Administrative Bank.

     "Administration Fee" shall have the meaning assigned to it in subsection 2.15(B).

     "Administrative Bank Fee" shall have the meaning assigned to it in subsection 2.15(B).

     "Affected Bank" shall have the meaning assigned to it in subsection
2.22(A).

     "Affiliate" of any relevant Person means (A) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (B) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (C) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent entity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Revolving Credit Agreement, as the same may from time to time be amended, modified or supplemented.


     "Applicable Margin" means, with respect to any Performance Pricing Determination Date, the percentage set forth below as the Applicable Margin based upon the L/TNW Ratio of the Borrowers set forth below, determined pursuant to subsection 2.12(E).


                                                            Applicable
        L/TNW Ratio                                            Margin

        Not more than .80 to 1                                  .75%
        Greater than .80 to 1 but not more than 1 to 1         1.00%
        Greater than 1 to 1 but not more than 1.33 to 1        1.25%
        Greater than 1.33 to 1 but not more than 1.6 to 1      1.50%
        Greater than 1.6 to 1                                  1.75%


        "Banks" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "Borrowers" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "Borrowing Date" means the date of any borrowing by the Borrowers pursuant to this Agreement.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Columbus, Ohio or Atlanta, Georgia are authorized or required by law to close.

        "Closing" shall have the meaning assigned to it in subsection 4.01.

        "Code" shall have the meaning assigned to it in subsection 6.01(L)(1).

        "Commitment Fee" shall have the meaning assigned to it in subsection 2.15(A).

        "Consolidated Net Profit After Tax" shall have the meaning assigned to it in subsection 6.01(F)(4).

        "Controlling Person" shall have the meaning assigned to it in the definition of "Affiliate" contained in this subsection 1.01.

        "Current Assets" means, at any time, all assets that, in accordance with generally accepted accounting principles consistently applied, should be classified as current assets on a consolidated balance sheet of the Borrowers.

        "Current Liabilities" means, at any time, all liabilities that, in accordance with generally accepted accounting principles consistently applied, should be classified as current liabilities on a consolidated balance sheet of the Borrowers, including without limitation Indebtedness incurred hereunder and under the Notes.

        "Current Loan Documents" shall have the meaning assigned to it in subsection 9.08.

        "Documentary Letter of Credit" means a Letter of Credit which (A) is issued by the Issuing Bank for the account of either of the Borrowers, (B) expires not later than the earlier to occur of the then scheduled Loan Commitment maturity Date or 12 months from the date of issuance thereof and
(C) supports payment for the purchase of inventory, merchandise and other property held for resale in the ordinary course of business of the Borrowers.

        "Documentary Letter of Credit Commission" shall have the meaning assigned to it in subsection 3.07(B).

        "Dollars" means the lawful currency of the United States.

        "Environmental Laws" shall have the meaning assigned to it in subsection 5.01(Q).

        "ERISA" shall have the meaning assigned to it in subsection 5.01(O).

        "Eurocurrency Reserve Percentage" means, with respect to any day, the then applicable maximum percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable generally to member banks of the Federal Reserve System in respect of "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in said Regulation D.

        "Eurodollar Business Day" means a day on which banks are open for business in Columbus, Ohio and Atlanta, Georgia and on which dealings are carried on in the London interbank eurodollar market.

        "Eurodollar Loan" means a Loan accruing interest at a rate based on the Eurodollar Rate (Reserve Adjusted).

        "Eurodollar Rate" means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Eurodollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Interest Period, provided that (A) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "Eurodollar Rate" will be the offered rate which is used in the majority of such quotations, if there is a majority, and otherwise the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (B) if no such offered rates appear on such page, the "Eurodollar Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Bank at approximately 10:00 A.M., New York
City time, two Eurodollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Loan.

        "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16%), determined pursuant to the following formula:

            Eurodollar Rate      =             Eurodollar Rate
            (Reserve Adjusted)                 1 - Eurocurrency
                                               Reserve Percentage

        "Event of Default" shall have the meaning assigned to it in subsection 7.01.

        "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Financial Statements" means the audited consolidated financial statements of the Borrowers as of June 30, 1994 and the Unaudited Financial Statements.

        "Fixed Charges" means the sum of the Borrowers' (A) interest expense (including interest expense with respect to capitalized leases), plus (B) capital expenditures, plus (C) lease expense with respect to non-capitalized leases, plus (D) current maturities with respect to long term Indebtedness, all as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

        "Fixed Charges Coverage Ratio" means the ratio of the Income Available for Fixed Charges to the Fixed Charges of the Borrowers.

        "Income Available for Fixed Charges" means the Borrowers' (A) earnings before interest expense (including interest expense with respect to capitalized leases), income taxes, depreciation expense and amortization of property rights related to properties owned or held other than pursuant to capitalized leases, plus (B) lease expense with respect to non-capitalized leases, all as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

        "Indebtedness" means, as to the Borrowers, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including without limitation:



            (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

            (B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

            (C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

            (D) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with generally accepted accounting principles, should not be reflected on the lessee's balance sheet.

        "Interest Period" shall have the meaning assigned to it in subsection 2.14(A).

        "Issuing Bank" means (A) NCB with respect to the Pre-Existing Letters of Credit and (B) the Administrative Bank at the time of issuance with respect to each other Letter of Credit.

        "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

        "LC Amount" shall have the meaning assigned to it in subsection 3.01.

        "LC Share" means, as to each Bank, its participating share of a Letter of Credit issued pursuant to Section III determined by multiplying the LC Amount for such Letter of Credit by the Bank's Percentage.

        "Letter of Credit Application" shall have the meaning assigned to it in subsection 3.02.

        "Letters of Credit" shall have the meaning assigned to it in subsection 3.01.

        "Letters of Credit Maximum" means Five Million Dollars ($5,000,000).

        "Liabilities" means all Indebtedness that, in accordance with generally accepted accounting principles consistently applied, should be classified as liabilities on a consolidated balance sheet of the Borrowers.

        "Loans" shall have the meaning assigned to it in subsection 2.01.

        "Loan Commitment" means the sum of Thirty Million Dollars ($30,000,000) or such lesser amount as shall hereafter be determined from time to time pursuant to subsection 2.16.

        "Loan Commitment Maturity Date" means August 31, 1997; provided, however, that during the month of May in each year prior to the year in which the then Loan Commitment Maturity Date falls (thus, in May of 1996 when the then Loan Commitment Maturity Date is August 31, 1997), the Borrowers may request in writing to the Banks that the then Loan Commitment Maturity Date be extended for an additional period of one (1) year and the Banks, in their sole discretion, may elect to honor or not honor such request. The Banks shall notify in writing the Borrowers of the decision of the Banks, and in the event an extension is agreed upon it shall be reflected in an amendment to this Agreement which appropriately changes this definition of Loan Commitment Maturity Date to reflect the new such Loan Commitment Maturity Date.

        "Loan Commitment Period" means the period from and including the date hereof to but not including the Loan Termination Date.

        "Loan Termination Date" means the earliest of (A) the Loan Commitment Maturity Date, (B) the date on which the Loan Commitment is terminated or reduced to zero pursuant to the terms of subsection 2.16 or (C) the date of any acceleration pursuant to subsection 7.02.

        "L/TNW Ratio" shall have the meaning assigned to it in subsection 6.01(F)(2).

        "Material Ownership Change" means any change or series of changes in ownership of either of the Borrowers which causes the ownership of any shareholder or affiliated group of shareholders in either of the Borrowers to exceed the greater of (A) 5% of the outstanding shares of voting stock of either of the Borrowers or (B) such percentage of the outstanding shares of voting stock of either of the Borrowers as is equal to 110% of their percentage of ownership of the outstanding shares of voting stock of either of the Borrowers on the date hereof.

        "NCB" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "Net Working Capital" means, at any time, the amount by which Current Assets exceed Current Liabilities.

        "New Loan" shall have the meaning assigned to it in subsection 2.05.

        "Note" shall have the meaning assigned to it in subsection 2.10.

        "Obligations" means the obligations of the Borrowers:

            (A) To pay the principal of and interest on the Notes in accordance with the terms thereof and to satisfy all of their other liabilities to the Banks hereunder and under the Notes, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications or renewals thereof and substitutions therefor;

            (B) To repay to the Banks all amounts advanced by the Banks hereunder or under the Notes on behalf of the Borrowers, including without limitation advances pursuant to the Letters of Credit and advances for principal or interest payments to prior secured parties, mortgagees or lienors; and

            (C) To reimburse the Banks, on demand, for all of the Banks' expenses and costs, including the reasonable fees and expenses of their counsel, in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the documents required hereunder, including without limitation any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing clauses (A) and (B).

        "Offered Base Rate" means, with respect to any Interest Period for any Offered Rate Loan, that rate per annum which the Banks have jointly established as the then Offered Base Rate.

        "Offered Rate Loan" means a Loan accruing interest at a rate based on the Offered Base Rate.

        "Old Loan" shall have the meaning assigned to it in subsection 2.05.

        "Outstanding LC Amounts" means the aggregate of all outstanding LC Amounts for Letters of Credit.

        "PBGC" shall have the meaning assigned to it in subsection 6.01(L).

        "Percentage" means, in the case of each Bank, the percentage which the Bank's Share of the Commitment is of the Loan Commitment.

        "Performance Pricing Determination Date" shall have the meaning assigned to it in subsection 2.12(E).

        "Permitted Liens" means:

            (A) Liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable;

            (B) Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

            (C) Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

            (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

            (E) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially detracts from the value of or impairs the use of such property by the Borrowers in the operation of their business, and none of which is violated in any material respect by existing or proposed structures or land use;

            (F) Existing liens set forth or described on Schedule 1.01-1 attached hereto;

            (G) Purchase money liens aggregating not more than Two Hundred Fifty Thousand Dollars ($250,000) for capital expenditures in connection with purchases after the date of this Agreement; and

            (H) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrowers, or materially impair the use thereof in the operation of their business:

                (1)  Claims or liens for taxes,
        assessments or charges due and payable and subject to interest or penalty;

                (2)  Claims, liens and encumbrances upon,
        and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                (3) Claims or liens of mechanics,
        materialmen, warehousemen, carriers or other like liens; and

                (4) Adverse judgments on appeal.

        "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

        "Plan" shall have the meaning assigned to it in subsection 5.01(O).

        "Pre-Existing Letters of Credit" shall have the meaning assigned to it in subsection 3.01.

        "Prime Loan" means a Loan accruing interest at a rate based on the Prime Rate.

        "Prime Rate" means the rate of interest in effect from time to time which is publicly announced by the Administrative Bank from time to time as its prime rate. Said prime rate is not necessarily nor is it intended to be the lowest rate of interest charged by the Administrative Bank in connection with extensions of credit.

        "Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language.

        Redeemable Preferred Stock" means, with respect to any Person, any preferred stock issued by such Person which is at any time prior to the Loan Termination Date either (A) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (B) redeemable at the option of the holder thereof.

        "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder with respect to which the 30-day notice requirements to PBGC has not been waived.

        "Restricted Payment" means (A) any dividend on any shares of either Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (B) any payment on account of the purchase, redemption, retirement or acquisition of (1) any shares of either Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (2) any option, warrant or other right to acquire shares of either Borrower's capital stock.

        "Senior Management" means all officers having the title of Vice President and above.

        "Share of the Borrowing" means, as to each Bank, the amount determined by multiplying the amount of the borrowing by the Bank's Percentage.

        "Share of the Commitment" means 50% of the Loan Commitment in the case of NCB and 50% of the Loan Commitment in the case of WB.

        "Share of the Outstanding LC Amounts" means, as to each Bank, the amount determined by multiplying the Outstanding LC Amounts by the Bank's Percentage.

        "Stand-By Letter of Credit" means a Letter of Credit which (A) is issued by the Issuing Bank for the account of either of the Borrowers, (B) expires not later than the earlier to occur of the then scheduled Loan Commitment Maturity Date or 12 months from the date of issuance thereof and
(C) supports payment for any Indebtedness permitted under this Agreement.

        "Stand-By Letter of Credit Commission" shall have the meaning assigned to it in subsection 3.07(C).

        "Stockholders' Equity" means, at any time, the stockholders' equity of the Borrowers, as set forth or reflected on the most recent consolidated balance sheet of the Borrowers prepared in accordance with generally accepted accounting principles consistently applied, but excluding any Redeemable Preferred Stock of the Borrowers. Stockholders' equity generally includes, but is not limited to,
(A) the par or stated value of all outstanding capital stock, (B) capital surplus, (C) retained earnings and (D) various deductions such as (1) purchases of treasury stock, (2) valuation allowances, (3) receivables due from an employee stock ownership plan, (4) employee stock ownership plan debt guarantees and (5) translation adjustments for foreign currency transactions.

        "Subsidiary" means any corporation or partnership of which more than 50% of the outstanding voting securities or partnership interests shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by either of the Borrowers.

        "Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of:

            (A) Any surplus resulting from any write-up of assets subsequent to the Unaudited Financial Statements Date;

            (B) All assets which would be treated as intangible assets for balance sheet presentation purposes under generally accepted accounting principles consistently applied, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

            (C) Any amount at which shares of capital stock of either of the Borrowers appear as an asset on the Borrowers' consolidated balance sheet;

            (D) Loans and advances to stockholders, directors, officers or employees of the Borrowers; and

            (E) Deferred expenses.

        "Unaudited Financial Statements" means the unaudited consolidated financial statements of the Borrowers as of the Unaudited Financial Statements Date.

        "Unaudited Financial Statements Date" means March 31, 1995.

        "WB" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Borrowers delivered to the Banks, except for changes concurred in by the Borrowers' independent public accountants or otherwise required by a change in generally accepted accounting principles unless with respect to any such change:
(A) the Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (B) the Banks shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

SECTION II.  COMMITMENT AND LOANS

        2.01 Commitment. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make loans to the Borrowers on a revolving basis, from time to time during the Loan Commitment Period, in such amounts as the Borrowers may from time to time request in accordance with subsection 2.04, subsection 2.05 or subsection 2.06 (such loans are herein called "Loans"); provided that the aggregate principal amount which any Bank shall have outstanding hereunder on loan to the Borrowers (including for this purpose such Bank's Share of the Outstanding LC Amounts) shall not at any time exceed such Bank's Share of the Commitment.

        2.02 Revolving Nature of Credit. The Loans are revolving in nature and, within the limits set forth in subsection 2.01 and subject to the other terms and conditions of this Agreement, the Borrowers may borrow under subsection 2.01, prepay and reborrow at any time during the Loan Commitment Period and prior to the Loan Termination Date.

        2.03 Types of Loans. Each Loan shall be a Prime Loan, an Offered Rate Loan or a Eurodollar Loan, it being understood that: (A) any such Loans shall be made by each Bank pro rata according to its respective Percentage, (B) Prime Loans and Offered Rate Loans shall be made as provided in subsections 2.04, 2.05 and 2.07 and (C) Eurodollar Loans shall be made as provided in subsections 2.05, 2.06 and 2.07.

        2.04 Procedures With Respect to Prime Loans and Offered Rate Loans. For Prime Loans and Offered Rate Loans, the Borrowers shall give the Administrative Bank notice (which notice must be in substantially the form of Exhibit 2.04, with appropriate insertions, and received by the Administrative Bank prior to 12:00 noon in the time zone of the Administrative Bank on the requested Borrowing Date), which notice shall state:

            (A) Whether the Loan comprising such borrowing is to be a Prime Loan or an Offered Rate Loan;

            (B) The requested Borrowing Date, which shall be a Business Day;

            (C) The aggregate principal amount of such borrowing, which shall be in an amount equal to an integral multiple of $50,000 for a Prime Loan or $100,000 for an Offered Rate Loan but shall not, for any Offered Rate Loan, be less than $1,000,000; and

            (D) In the case of an Offered Rate Loan borrowing, the duration of the Interest Period with respect thereto, which shall be 30, 60 or 90 calendar days and which shall not end after the Loan Commitment Maturity Date in any event.

The Administrative Bank shall promptly advise each Bank of any such notice.
Upon fulfillment of the applicable conditions set forth herein, each Bank shall provide to the Borrowers, at the Administrative Bank's office at the address applicable for notices under subsection 8.05, immediately available funds covering such Bank's Share of the Borrowing. No notice of borrowing given pursuant to this subsection 2.04 shall be revocable by the Borrowers at any time after its receipt by the Administrative Bank, provided that the Administrative Bank may, in its discretion, consent to any revocation given before the Administrative Bank has notified the Banks of such notice.

        2.05 Conversion of Certain Loans. The Borrowers may convert all or any part of any outstanding Prime Loan, Offered Rate Loan or Eurodollar Loan (herein in this subsection 2.05 called an "Old Loan") into another Prime Loan, Offered Rate Loan or Eurodollar Loan of the same type or of another of such types (herein in this subsection 2.05 called a "New Loan"), by giving advance notice thereof in accordance with the procedures set forth in subsection 2.04 or subsection 2.06, whichever is applicable (which notice shall, in addition to the matters specified in subsection 2.04 or subsection 2.06, specify the type and amount of the Old Loan that is to be converted into the New Loan which is requested pursuant to subsection 2.04 or subsection 2.06); provided that: (A) no Offered Rate Loan or Eurodollar Loan shall be converted on any day other than the last day of the then-current Interest Period relating to such Loan, (B) no Offered Rate Loan or Eurodollar Loan shall in any event have (and the Borrowers shall not in any event designate) an Interest Period ending after the Loan Commitment Maturity Date, (C) no New Loan of a particular type shall be less than the amount specified in subsection 2.04(C) or subsection 2.06(C) applicable to such type and (D) no conversion shall be permitted hereunder when an Event of Default has occurred and is continuing. If, with respect to any Old Loan which is an Offered Rate Loan or Eurodollar Loan, the Borrowers do not give the notice provided for above in this subsection 2.05, or no conversion with respect thereto shall be permitted pursuant to the preceding sentence, the Borrowers shall be deemed to have requested that such Old Loan be converted to a Prime Loan in the same principal amount. In effecting each conversion, each Bank shall, on the Borrowers' behalf, directly apply the proceeds of the New Loan to the payment of the Old Loan, and only the excess (if any) of the proceeds of the New Loan over the amount being repaid shall be directly paid over to the Borrowers.

        2.06    Procedures With Respect to Eurodollar Loans.  Eurodollar
Loans may be made from and after the date hereof in accordance with the terms of this Agreement, provided that the maturity of any such Eurodollar Loans shall not extend past the Loan Commitment Maturity Date in any event. For a Eurodollar Loan, the Borrowers shall give the Administrative Bank notice (which notice must be in substantially the form of Exhibit 2.06, with appropriate insertions, and received at least three Eurodollar Business Days before each requested Eurodollar Loan borrowing), which notice shall state:

            (A) That the Loan comprising such borrowing is to be a Eurodollar Loan;

            (B) The requested Borrowing Date, which shall be a Eurodollar Business Day;

            (C) The aggregate principal amount of such borrowing, which shall be in an amount equal to an integral multiple of $100,000 but shall not, in any event, be less than $1,000,000; and

            (D) The duration of the Interest Period with respect thereto, which shall be 1, 2 or 3 months and which shall not end after the Loan Commitment Maturity Date in any event.

The Administrative Bank shall promptly advise each Bank of any such Eurodollar Loan notice. Upon fulfillment of the applicable conditions set forth herein, each Bank shall provide to the Borrowers, at such Bank's office at the address applicable for notices under subsection 8.05, immediately available funds covering such Bank's Share of the Borrowing. No notice of borrowing given pursuant to this subsection 2.06 shall be revocable by the Borrowers at any time after its receipt by the Administrative Bank, provided that the Administrative Bank may, in its discretion, consent to any revocation given before the Administrative Bank has notified the Banks of such notice.

        2.07    Certain Matters With Respect to Loans.

            (A) All borrowings, conversions and repayments of the Prime
Loans, Offered Rate Loans and Eurodollar Loans shall be effected so that, after giving effect thereto, each type and all types of Prime Loans, Offered Rate Loans and Eurodollar Loans shall be in existence pro rata among the Banks according to their respective Percentages.

            (B) The Borrowers shall not request and no Bank shall make any Loan of any type if, as a result of the making of such Loan, the aggregate principal amount of all Loans of any Bank outstanding hereunder (including for this purpose the Bank's Share of the Outstanding LC Amounts) would exceed such Bank's Share of the Commitment.

        2.08 Conditions to Each Loan. No Bank shall have any obligation to make (whether initially, pursuant to subsection 2.04, pursuant to subsection 2.05, pursuant to subsection 2.06 or otherwise) any Loan if the conditions precedent to the making of such Loan specified herein shall have not been satisfied or if an Event of Default shall have occurred and be continuing or will result therefrom, and any Loan made in the discretion of the Banks during the continuance of any Event of Default shall be made as a Prime Loan, and not as an Offered Rate Loan or a Eurodollar Loan, subject to the provisions of subsection 2.12(D).

        2.09 Warranty. Each notice of borrowing referred to in subsection 2.04, subsection 2.05 or subsection 2.06 shall constitute a representation and warranty by the Borrowers to each Bank that on the requested Borrowing Date no Event of Default shall have occurred and be continuing or will result therefrom.

        2.10 Notes. The Loans of each Bank shall be evidenced by a joint and several promissory note of the Borrowers (a "Note") substantially in the form set forth in Exhibit 2.10, with appropriate insertions, dated the date hereof, payable to the order of such Bank in a principal amount equal to such Bank's Share of the Commitment, it being expressly agreed that all principal and all interest shall be payable at maturity (whether by acceleration or otherwise).

        2.11 Recordkeeping. Each Bank may record on the schedule attached to its Note or elsewhere in its Records the date and amount of each Loan made by such Bank, each repayment thereof and, in the case of each Loan other than a Prime Loan, the dates on which the Interest Period for such Loan shall begin and end. The amounts so recorded shall be rebuttable presumptive evidence of the amounts owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Loans together with all interest accruing thereon.

        2.12 Interest Rates. The unpaid principal amount from time to time outstanding of each Note shall bear interest as follows:

            (A) As to any unpaid principal amount representing Prime Loans: on and from the date hereof to the Loan Termination Date, at a rate per annum equal to the Prime Rate;

            (B) As to any unpaid principal amount representing Offered Rate
Loans: during each applicable Interest Period, at a rate per annum equal to the sum of (1) the Offered Base Rate applicable to such Interest Period, plus (2) the Applicable Margin;

            (C) As to any unpaid principal amount representing Eurodollar
Loans: during each applicable Interest Period, at a rate per annum equal to the sum of (1) the Eurodollar Rate (Reserve Adjusted) applicable to such Interest Period, plus (2) the Applicable Margin;

            (D) Notwithstanding the provisions of the preceding clauses (A),
(B) or (C), all unpaid principal of any Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum equal to the higher of the rate in effect prior to such maturity or the sum of (1) the Prime Rate plus (2) 2% (but not in any event less than the Prime Rate in effect as at such maturity); and

            (E) In determining the Applicable Margin and any interest rate to which it applies for purposes of this subsection 2.12, the Borrowers and the Banks shall refer to the Borrowers' most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to subsection 6.01(B). If such financial statements require a change in the Applicable Margin and any interest rate to which it applies pursuant to this subsection 2.12, the Borrowers shall deliver to the Banks, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations establishing the required change. The date which is ten (10) Business Days after receipt by the Banks of such financial statements and notice, commencing with the financial statements for the fiscal quarter ending June 30, 1995, is the "Performance Pricing Determination Date." Any such required change in the Applicable Margin and any interest rate to which it applies shall become effective on such Performance Pricing Determination Date and shall be in effect until the next Performance Pricing Determination Date; provided, however, that:
(1) changes in the Applicable Margin and any interest rate to which it applies shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (2) no Applicable Margin or any interest rate to which it applies shall be decreased pursuant to this subsection
2.12 if, as of the Performance Pricing Determination Date, an Event of Default, or an event which, with the giving of notice or passage of time or both, would become an Event of Default, has occurred.

        2.13 Interest Payment Dates. Subject to subsection 2.19, all accrued interest on all Prime Loans shall be payable monthly, on the last day of each month, and at maturity (whether by acceleration or otherwise), commencing July 31, 1995. Subject to subsection 2.19, all accrued interest on each Offered Rate Loan and each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan and at maturity (whether by acceleration or otherwise).

        2.14    Interest Periods.

            (A) Except as is hereinafter provided in this subsection 2.14, each period for the payment of interest on a Loan (the "Interest Period") shall commence on the date the Loan is made, continued or converted and shall end in the case of an Offered Rate Loan on the date which is 30, 60 or 90 calendar days thereafter and in the case of a Eurodollar Loan on the date which is 1, 2 or 3 months thereafter, in each case as the Borrowers shall have specified in the Borrowers' related notice of borrowing given pursuant to subsection 2.04, subsection 2.05 or subsection 2.06.

            (B) Each Interest Period which would otherwise end on a day which is not a Business Day or Eurodollar Business Day, as the case may be, shall end on the next succeeding Business Day in the case of an Offered Rate Loan or Eurodollar Business Day in the case of a Eurodollar Loan (unless the result of the foregoing would be to extend the Interest Period of a Eurodollar Loan to the next succeeding calendar month, in which case with respect to such Eurodollar Loan such Interest Period shall end on the next preceding Eurodollar Business
Day).

        2.15 Commitment and Administration Fees. The following fees shall be applicable:

            (A) The Borrowers agree to pay to the Administrative Bank for the ratable account of the Banks (in accordance with each Bank's Share of the Commitment) a commitment fee (the "Commitment Fee") accruing from the date hereof computed at the rate of .25% per annum on the average daily unused portion of the Share of the Commitment of each Bank. In computing the Commitment Fee, the unused portion shall not be reduced by a Bank's Share of the Outstanding LC Amounts. The Commitment Fee shall be payable quarterly in arrears on the last day of each September, December, March and June, commencing with September 30, 1995, and ending on the Loan Termination Date.

            (B) The Borrowers agree to pay to the Administrative Bank (1) for the ratable account of the Banks (in accordance with each Bank's Share of the Commitment) an administration fee (the "Administration Fee") accruing from the date hereof in an aggregate amount of $2,500 per calendar quarter and (2) for the account of the Administrative Bank only an Administrative Bank fee (the "Administrative Bank Fee") in the amount of $1,000 per calendar quarter, in each case pro rated for any partial calendar quarter hereunder. The Administration Fee and the Administrative Bank Fee shall be payable quarterly in arrears on the last day of each September, December, March and June, commencing with September 30, 1995.
        2.16 Termination or Reduction of Loan Commitment. The Borrowers shall have the right, upon not less than three Business Days' prior notice to the Administrative Bank, to terminate, or from time to time ratably reduce, the Loan Commitment, provided that (A) any reduction shall be accompanied by the ratable prepayment of the Notes, together with accrued interest thereon to the date of such prepayment, to the extent, if any, that the aggregate unpaid principal amount thereof then outstanding exceeds the amount of the Loan Commitment as then reduced, together with the payment of any unpaid Commitment Fee then accrued hereunder in respect of the Loan Commitment, and (B) any termination shall be accompanied by prepayment in full of the unpaid principal amount of the Notes, together with accrued interest thereon to the date of such prepayment and the payment of any unpaid Commitment Fee then accrued hereunder in respect of the Loan Commitment; provided that any prepayment of any Offered Rate Loans or Eurodollar Loans pursuant to this subsection 2.16 shall be subject to the provisions of subsection 2.23. Any such reduction of the Loan Commitment shall be in an aggregate amount of $1,000,000, or a whole multiple thereof. Any such reduction shall ratably reduce permanently the Share of the Commitment allocable to each Bank then in effect. If not terminated earlier, the Loan Commitment shall automatically terminate on the Loan Commitment Maturity Date.

        2.17 Optional Prepayments of Prime Loans. The Borrowers may, at their option, ratably prepay the Prime Loans, without premium or penalty, in whole or in part, upon notice to the Administrative Bank, not later than 12:00 noon in the time zone of the Administrative Bank on the date of prepayment, specifying the amount of prepayment. Upon receipt of such notice the Administrative Bank shall promptly notify each Bank thereof. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid. Partial optional prepayments of the Prime Loans shall be in an aggregate principal amount of at least $50,000 or a whole multiple thereof.

        2.18 Computation of Interest and Fees. Interest on the Loans and the Notes and all fees payable pursuant hereto shall be calculated on the basis of a year of 360 days for the actual days elapsed. Any change in the interest rate on the Loans resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. The Administrative Bank shall as soon as practicable notify the Borrowers and the Banks of the effective date and the amount of each such change in the Prime Rate.

        2.19 Payments. All payments (including prepayments) to be made by the Borrowers on account of principal of and interest on the Notes and fees payable pursuant hereto shall be made without set-off or counterclaim and shall be made to the Administrative Bank at its address in effect from time to time for notices under subsection 8.05, in each case in Dollars and in immediately available funds and for the ratable account of each Bank. If any payment hereunder becomes due and payable on a day other than a Business Day or Eurodollar Business Day, whichever is applicable, the due date for such payment shall be extended to the next succeeding Business Day or Eurodollar Business Day, whichever is applicable, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension, unless the result of the foregoing would be to extend the due date of a Eurodollar Loan to the next succeeding calendar month, in which case, with respect to such Eurodollar Loan, such due date shall end on the next preceding Eurodollar Business Day.

        2.20 Use of Proceeds of Loans. The proceeds of the Loans shall be used by the Borrowers initially to repay in full all revolving credit loan amounts outstanding under the Current Loan Documents (if any) and thereafter for their working capital requirements, capital expenditures and other general corporate purposes, but in any case subject to the provisions of subsection 6.02(I).

        2.21 Increased Taxes or Costs. If any Bank shall have determined that (A) Regulation D of the Federal Reserve Board, (B) the adoption of any applicable law, rule or regulation, whether domestic or foreign, after the date hereof, (C) any change after the date hereof in any applicable law, rule or regulation, whether domestic or foreign, whether now or hereafter in effect, and whether or not presently applicable to any Bank, or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (D) compliance by any Bank with any request or directive issued after the date hereof including any such request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                (1)  Shall subject any Bank to any
            tax, duty or other charge with respect to its Loans, its Note or its obligation to make or maintain Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make or maintain Loans
            (except for a change in the rate of tax
            on the overall net income of such Bank);

                (2)  Shall impose, modify or deem
            applicable any reserve (including without limitation any reserve imposed by the Federal Reserve Board), special deposit, minimum capital, capital ratio or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or its holding company; or

                (3)  Shall impose on any Bank any
            other condition affecting its Loans, its Note or its obligation to make or maintain Loans;

and the result of any of the foregoing is to increase the cost to or impose a cost on such Bank of making or maintaining any Loan (other than Prime Loans) or its Share of the Commitment, or reduce the amount of any rate of return on such Bank's capital as a consequence thereof or any sum received or receivable by such Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (which demand shall have been made within six (6) months after such Bank first has knowledge of an occurrence entitling such Bank to compensation pursuant to this subsection 2.21), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such costs, increased costs or reduction less the amount, if any, of such costs, increased costs or reduction that (i) is reasonably attributable to unsafe or unsound banking practices of such Bank or (ii) is an amount which such Bank is not generally charging to other similarly situated borrowers from such Bank. Each Bank shall promptly notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which shall entitle such Bank to compensation pursuant to this subsection 2.21. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

        2.22    Changes in Circumstances.

            (A) If any of the matters described in clause (B), (C) or (D) of the introductory portion of subsection 2.21 shall make it unlawful or impossible for a Bank (the "Affected Bank") to make, maintain or fund a type of Loan, then
(1) the Affected Bank shall promptly notify each of the other parties hereto of that fact (which notification shall be accompanied by a statement from the Affected Bank setting forth the basis therefor), (2) the obligation of all Banks to make or effect conversions into the type of Loans made unlawful for the Affected Bank shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (3) on the last day of the current Interest Period for Loans of such type or, in any event, if the Affected Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation, the Loans of such type then made by the Affected Bank shall, unless then repaid in full, together with accrued interest thereon, automatically convert to Prime Loans.

            (B)     If, with respect to any Interest Period relating to a
Loan:

              (1)  The Administrative Bank determines
          that deposits in Dollars in the applicable amounts are not being offered in the relevant market for such Interest Period; or

              (2)  Any Bank determines that the
          interest rate applicable to its Loan or Loans relating to such Interest Period will not adequately and fairly reflect the cost to such Bank of maintaining or funding such Loan or Loans;

such Bank shall give notice thereof to the other parties hereto (which notice shall be accompanied by a statement from such Affected Bank or Banks setting forth the basis therefor), whereupon the obligations of the Affected Bank or Banks to make Loans of the affected type shall be suspended until it notifies the other parties hereto that the circumstances giving rise to such suspension no longer exist.

  2.23 Funding Losses. The Borrowers hereby agree that, upon demand by any Bank (which demand shall be accompanied by a statement from the Bank or Banks in question setting forth the basis for such demand), the Borrowers shall indemnify any Bank furnishing such statement against any reasonable amount of loss or expense which such Bank may reasonably sustain or incur (including without limitation lost profits or any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Offered Rate Loans or Eurodollar Loans), as reasonably determined by such Bank, as a result of (A) any payment (including after acceleration pursuant to subsection 7.02), prepayment or conversion of any such Loan of such Bank on a date other than the last day of an Interest Period for such Loan, or (B) any failure of the Borrowers to borrow or convert any such Loan on the date specified therefor in a notice of borrowing or conversion pursuant to this Agreement; provided, however, that the Borrowers shall indemnify the Banks against lost profits only if such loss occurred as a result of an Event of Default or an action or failure to act of the Borrowers, and not if such loss occurred as a result of any change in the law rendering certain such Loans unlawful. Prepayment of such Loans may be negotiated with the Banks with respect to premium and payment of verified lost profits.


SECTION III.  LETTERS OF CREDIT

  3.01 Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue irrevocable Stand-By Letters of Credit and Documentary Letters of Credit (collectively, the "Letters of Credit") for the account of either Borrower as account party from time to time until the Loan Termination Date in an aggregate amount at any one time not to exceed the lesser of (A) the Letters of Credit Maximum or (B) the excess of the Loan Commitment then in effect over the sum of (1) the aggregate principal amount of the then outstanding Loans, (2) the Outstanding LC Amounts and (3) the aggregate amount of any unreimbursed drawings under the Letters of Credit which have not been funded by Loans. The issuance of any Letter of Credit in accordance with the provisions of this Section III shall be given effect in the calculation of and thereby reduce the remaining Loan Commitment available for Loans, with each Bank's Share of the Commitment available for Loans being reduced by such Bank's LC Share of such Letter of Credit due to the participation in such Letters of Credit provided for below, and shall require the satisfaction of the conditions herein as if such issuance were the making of a Loan.

  Immediately upon the issuance of each Letter of Credit, each Bank hereby agrees to irrevocably purchase, and shall be deemed to have irrevocably purchased, from the Issuing Bank a participation in such Letter of Credit and drawing thereunder in an amount equal to such Bank's LC Share determined on the maximum amount which is or at any time may become available to be drawn thereunder (the "LC Amount"). Further, and consistent therewith, as of the date hereof each pre-existing Letter of Credit then outstanding issued by the Issuing Bank and listed on Schedule 3.01 (the "Pre-Existing Letters of Credit") shall become and thereafter be deemed a Letter of Credit issued hereunder with each Bank hereby agreeing to irrevocably purchase, and being deemed to have irrevocably purchased, from the Issuing Bank a participation in each such Letter of Credit and drawing thereunder in an amount equal to such Bank's LC Share (it being understood that the Issuing Bank under the Pre-Existing Letters of Credit will share with the other Bank on a reasonable basis determined by such Issuing Bank the commissions previously received by the Issuing Bank upon issuance of thePre-Existing Letters of Credit).

  In determining whether to pay under a Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Each Letter of Credit may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Banks (or, if all obligations of the Borrowers under this Agreement and the Notes shall have been indefeasibly paid in full, to the Borrowers) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit.

  3.02 Letter of Credit Applications. Each Letter of Credit shall be issued pursuant to an appropriate Letter of Credit Application executed and delivered by the desired Borrower for such Letter of Credit on the standard form of the Issuing Bank from time to time (or on such other form as may be approved by the Issuing Bank) (a "Letter of Credit Application"), and each Letter of Credit shall (A) expire not later than the earlier to occur of the then scheduled Loan Commitment Maturity Date or 12 months from the date of issuance thereof and (B) be denominated in Dollars or any other currency agreed to by the Issuing Bank and the Banks.

  3.03 Payments Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Borrowers on or before the date on which the Issuing Bank intends to honor such drawing, and the Borrowers shall reimburse the Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, unless the Borrowers shall have notified the Issuing Bank prior to 11:00 A.M. in the time zone of the Issuing Bank on the Business Day immediately prior to the date of such drawing that the Borrowers intend to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, the Borrowers shall be deemed to have timely given a notice of borrowing to the Administrative Bank pursuant to subsection 2.04 requesting the Banks to make Loans which are Prime Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and, subject to satisfaction or waiver of the conditions specified herein for Loans, the Banks shall, on the date of such drawing, make Loans which are Prime Loans on the date on which such drawing is honored in amount equal to the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Bank to reimburse the Issuing Bank for the amount of such drawing; and provided, further, that, in such case, if for any reason proceeds of Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrowers shall reimburse the Issuing Bank, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at a rate per annum equal to the Prime Rate plus 2%.

  3.04 Payments by Banks. In the event that the Borrowers shall fail to reimburse the Issuing Bank as provided in subsection 3.03 in an amount equal to the amount of any drawing honored by the Issuing Bank under a Letter of Credit issued by it, the Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later than 1:00 P.M. in the time zone of the Issuing Bank on the Business Day after the date notified by the Issuing Bank.
In the event that any Bank fails to make available to the Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this subsection 3.04, the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Issuing Bank for the correction of errors among banks. Nothing in this subsection 3.04 shall be deemed to prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this subsection 3.04 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank in respect of which payment was made by such Bank constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under this subsection 3.04 with respect to any Letter of Credit issued by the Issuing Bank such other Bank's pro rata share (determined based on the Bank's Percentage) of all payments received by the Issuing Bank from the Borrowers in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

  3.05 Obligations Absolute. The obligations of the Borrowers to reimburse the Issuing Bank for drawings made under the Letters of Credit issued by it and the obligations by the Banks under subsection 3.04 shall, other than in the case of gross negligence or willful misconduct on the part of the Issuing Bank, be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation the following circumstances:

                (A) Any lack of validity or enforceability of any Letter of Credit;

                (B) The existence of any claim, set-off, defense or other right which any of the Borrowers may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                (C) Any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (D) Payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft, certificate or other document which does not comply with the terms of the Letter of Credit;

                (E) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

                (F) The fact that an Event of Default shall have occurred and be continuing.

  3.06 Increased Costs. If any change in any law, regulation, treaty or directive or in the final interpretation thereof by any court or administrative or other governmental authority, agency or instrumentality charged with the administration thereof, or compliance with any request or directive (whether or not having the force of law) of any of the foregoing, shall either (A) impose, modify or deem applicable any reserve, premium, special assessment, special deposit or similar requirement, or regarding adequacy of capital, against letters of credit issued by, or the assets or deposits maintained by the Borrowers with, the Issuing Bank or (B) impose on the Issuing Bank any other condition regarding the Letters of Credit, and the result of any event referred to in clause (A) or (B) above shall be to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit (which increase in cost shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Bank, the Borrowers shall promptly pay to the Issuing Bank from time to time as specified by the Issuing Bank additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost. A certificate as to the fact (in sufficient detail to describe the material terms of the fact) and amount of such increased cost incurred by the Issuing Bank as a result of any event mentioned in clause (A) or (B) above, submitted by the Issuing Bank to the Borrowers, shall be conclusive and binding on the Borrowers absent manifest error. The Borrowers further agree to pay any applicable levies or other taxes imposed in connection with any Letters of Credit, other than net income taxes payable by the Banks, and otherwise comply with all domestic and foreign laws and regulations applicable to all transactions under or in connection with any Letter of Credit.

  3.07 Letter of Credit Compensation. The following compensation shall be payable by the Borrowers with respect to Letters of Credit:

                (A) With respect to each Letter of Credit, an administrative fee established by and payable solely to the Issuing Bank, payable on the date of issuance of each Letter of Credit.

                (B) In lieu of any other letter of credit commissions and fees provided for in any Letter of Credit Application, the Borrowers agree to pay to the Issuing Bank for the account of the Banks (pro rata based upon their respective Percentages) a commission (the "Documentary Letter of Credit Commission") on the face amount of each Documentary Letter of Credit at a rate of .50% or at such other rate as agreed to in writing by the Banks and the Borrowers from time to time (provided that the Borrowers shall pay to the Issuing Bank for the account of the Banks in each case a minimum Documentary Letter of Credit Commission equal to $250.00), plus reimbursement of any and all reasonable fees and out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance of each such Documentary Letter of Credit. The Documentary Letter of Credit Commission and such reimbursement shall be payable on the date of issuance of each such Documentary Letter of Credit.

                (C) In lieu of any other letter of credit commissions and fees provided for in any Letter of Credit Application, the Borrowers agree to pay to the Issuing Bank for the account of the Banks (pro rata based upon their respective Percentages) a commission (the "Stand-By Letter of Credit Commission") on the undrawn and unexpired amount of each irrevocable Stand-By Letter of Credit at a rate of 1.25% per annum or at such other rate as agreed to in writing by the Banks and the Borrowers from time to time (provided that the Borrowers shall pay to the Issuing Bank for the account of the Banks in each case a minimum Stand-By Letter of Credit Commission equal to $250.00), plus reimbursement of any and all reasonable fees and out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance of each Stand-By Letter of Credit. The Stand-By Letter of Credit Commission and such reimbursement shall be payable on the date of issuance of each such Stand-By Letter of Credit.

  3.08 Uses of Letters of Credit. The uses by the Borrower of the Letters of Credit shall be as provided in the definitions of Documentary Letters of Credit and Stand-By Letters of Credit in Section I.


SECTION IV.  CONDITIONS PRECEDENT

  The obligations of the Banks to make the Loans and the Issuing Bank to issue the Letters of Credit hereunder are subject to the following conditions precedent:

  4.01 Documents Required for Closing. The Borrowers shall have delivered to the Banks, prior to the initial disbursement of the Loans or the issuance of the initial Letter of Credit (the "Closing"), the following:

                   (A)  The Notes;

                   (B) A certified (as of the date of the Closing) copy of resolutions of the Borrowers' boards of directors authorizing the execution, delivery and performance of this Agreement, the Notes and each other document to be delivered pursuant hereto;

                   (C) A certified (as of the date of the Closing) copy of each of the Borrowers' by-laws;

                   (D) A certificate (dated as of the date of the Closing) of each of the Borrowers' corporate secretary as to the incumbency and signatures of the officers of such Borrower signing this Agreement, the Notes and each other document to be delivered pursuant hereto;

                   (E) A copy, certified as of the most recent date practicable, by the Secretary of State of Delaware, of each of the Borrowers' certificate of incorporation, together with a certificate (dated as of the date of the Closing) of each of the Borrowers' corporate secretary to the effect that such certificate of incorporation has not been amended since the date of the aforesaid certification;

                   (F) Certificates, as of the most recent dates practicable, of the aforesaid secretary of state, the secretary of state of each state in which the Borrowers are qualified as a foreign corporation and the department of revenue or taxation of each of the foregoing states, as to the good standing or valid existence of each of the Borrowers;

                   (G) A written opinion of Messrs. Powell, Goldstein, Frazer & Murphy, the Borrowers' counsel, dated the date of the Closing and addressed to the Banks, substantially in form satisfactory to the Banks, to the effect that:

           (1) Each of the Borrowers is a
   corporation duly organized, existing and in good standing under the Laws of the State of Delaware and is qualified to transact business and validly exists in the State of Georgia and, to the knowledge of such counsel, is not required to be qualified as a foreign corporation in any other jurisdiction;

           (2) Each of the Borrowers has the
   power to execute and deliver this Agreement, to borrow money hereunder, to execute and deliver the Notes and to perform its obligations hereunder and thereunder;

           (3) All corporate action by each of
   the Borrowers, and all consents and approvals of any Persons, necessary to the validity of this Agreement, the Notes and each other document to be delivered hereunder have been duly obtained, and this Agreement, the Notes and such other documents do not conflict with any provision of the certificate of incorporation or by-laws of either of the Borrowers, or of any applicable
   Laws or any other material agreement binding upon either of the Borrowers or its property of which such counsel has knowledge; and

           (4) This Agreement, the Notes and all
   other documents to be delivered hereunder have been duly executed by and each is a valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms.

      (H) A certificate, dated as of the date of the Closing, signed by the president or a vice president of each of the Borrowers to the effect that:

           (1) The representations and warranties
   set forth in subsection 5.01 are true in all material respects as of the date of the Closing;
   and

           (2) No Event of Default hereunder, and
   no event which, with the giving of notice or passage of time or both, would become an Event of Default, has occurred as of such date.

  4.02 Certificate Required for Subsequent Disbursements and Letters of Credit. The Borrowers shall have duly delivered to the Banks, prior to any subsequent disbursement of the Loans or issuances of Letters of Credit, a borrowing certificate, substantially in the form of Exhibit 4.02, dated the date on which such disbursement is to be made, signed by the president or a vice president and the secretary or an assistant secretary of each of the Borrowers.

  4.03 Certain Events. At the time of the Closing and of each subsequent disbursement or issuance of a Letter of Credit:

      (A) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default; and

      (B) No material adverse change shall have occurred in the operations, financial condition, property, prospects or business of either of the Borrowers since the date of this Agreement or the Closing, as applicable.

  4.04 Legal Matters. At the time of the Closing and of each subsequent disbursement of Loans or issuance of a Letter of Credit, all legal matters incidental thereto shall be satisfactory in all material respects to Messrs. Squire, Sanders & Dempsey.

  4.05    Additional Conditions to Issuance of Each Letter of Credit.
The obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) shall be subject to (A) the conditions precedent set forth in subsections 4.01, 4.02, 4.03 and 4.04, (B) the payment by the Borrowers to the Banks of any fees in connection with the issuance of such Letter of Credit and (C) the additional condition precedent that the Issuing Bank shall have received a completed Letter of Credit Application in respect thereof.

SECTION V.  REPRESENTATIONS AND WARRANTIES

  5.01 Original Representations and Warranties. To induce the Banks to enter into this Agreement, each of the Borrowers jointly and severally represents and warrants to the Banks as follows:

      (A) Neither of the Borrowers is in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement and the Notes will not (immediately, with the passage of time or the giving of notice, or any one or more of them):

           (1) Violate the certificate of
   incorporation or by-laws of either of the Borrowers, or violate any Laws or result in a default under any contract, agreement or instrument to which either of the Borrowers is a party or by which either of the Borrowers or its property is bound; or

           (2) Result in the creation or
   imposition of any security interest in, or lien or encumbrance upon, any of the assets of either of the Borrowers;

      (B) Each of the Borrowers has the power and authority to enter into and perform this Agreement and the Notes, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Notes;

      (C) This Agreement is, and the Notes when delivered will be, the valid, binding and enforceable obligations of each of the Borrowers in accordance with their respective terms;

      (D) Except as disclosed in Schedule 5.01(D) attached hereto, there is no pending order, notice, claim, litigation, proceeding or investigation against or affecting either of the Borrowers, whether or not covered by insurance, that would involve the payment of $100,000 or more individually if adversely determined;

      (E) Each of the Borrowers has good and marketable title to all of its assets, subject to no security interest, encumbrance or lien or the claim of any third person except for Permitted Liens;

      (F) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied and fully and fairly present the consolidated financial condition of the Borrowers at the date thereof, and there have been no material adverse changes in the operations, financial condition, property, prospects or business of the Borrowers from the date thereof to the date hereof;

      (G) As at the Unaudited Financial Statements Date the Borrowers had no material Indebtedness of any nature, including without limitation liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Unaudited Financial Statements or as disclosed in or permitted by this Agreement; and neither of the Borrowers knows or has reasonable ground to know of any basis for the assertion against it as of the Unaudited Financial Statements Date of any material Indebtedness of any nature not fully reflected and reserved against in the Unaudited Financial Statements;

      (H) Except as otherwise permitted herein, each of the Borrowers has filed all federal, state and local tax returns and other reports it is required by Laws to file prior to the date hereof and which are material to the conduct of its business, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof unless an extension has been granted and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; and neither of the Borrowers has knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books;

      (I) Except to the extent that the failure to comply would not materially interfere with the conduct of the business of either of the Borrowers, each of the Borrowers has complied with all applicable Laws with respect to: (1)any restrictions, specifications or other requirements pertaining to products that such Borrower sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance and operation of the real and personal properties owned or leased by it in the conduct of its business;

      (J) No representation or warranty by either of the Borrowers contained herein or in any certificate or other document furnished by either of the Borrowers pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

      (K) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by either of the Borrowers in connection with the execution and delivery of this Agreement and the Notes or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

      (L) All existing Indebtedness of each of the Borrowers: (1) for money borrowed, or (2) under any security agreement, mortgage or agreement covering the lease by such Borrower as lessee of real or personal property, is described in Schedule 5.01(L) attached hereto;

      (M) Except as described in Schedule 5.01(M) attached hereto, with respect to all material leases, contracts and commitments of any kind of either of the Borrowers (such as employment agreements, collective bargaining agreements, powers of attorney, distribution arrangements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements), to the best of each of the Borrowers' knowledge all parties (including each of the Borrowers) to all such material leases, contracts and other commitments to which either of the Borrowers is a party have complied with the provisions of such leases, contracts and other commitments, and to the best of each of the Borrowers' knowledge no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

      (N) Neither of the Borrowers has made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of the making of the Loans or the issuance of the Letters of Credit other than fees and commissions payable hereunder;

       (O) Neither of the Borrowers has ever had or presently has any employee benefit plan ("Plan") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), established and/or maintained and/or contributed to by either of the Borrowers;

       (P) Southern Electronics Corporation has no Subsidiaries, other than Southern Electronics Distributors, Inc., and Southern Electronics Distributors, Inc. has no Subsidiaries; and

       (Q) No release, emission or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, or hazardous waste as defined under the Solid Waste Disposal Act, or air pollutants as defined under the Clean Air Act, or toxic pollutants as defined under the Clear Air Act, or the Toxic Substances and Control Act, have occurred or are presently occurring in excess of federally permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or under any other federal, state or local law or regulations, in connection with any aspect of the business of the Borrowers; and the Borrowers have no knowledge of any past or existing violations of any environmental laws, ordinances or regulations issued by any federal, state or local governmental authority ("Environmental Laws").

  5.02 Survival of Representations and Warranties. All of the representations and warranties set forth in subsection 5.01 shall survive until all Obligations are satisfied in full.


SECTION VI.  BORROWERS' COVENANTS

  Each of the Borrowers jointly and severally does hereby covenant and agree with the Banks that, so long as any of the Obligations remain unsatisfied, it will comply with the following covenants:





  6.01    Affirmative Covenants.

      (A) The Borrowers will use the proceeds of the Loans only for the purposes permitted under subsection 2.20, and will furnish each of the Banks such evidence as they may reasonably require with respect to such use.

      (B) The Borrowers will furnish each of the Banks:

           (1) Within sixty (60) days after the
   close of each fiscal quarter of the Borrowers commencing with the fiscal quarter ending June
   30, 1995: (a) a consolidated statement of stockholders' equity and a consolidated statement of cash flows of the Borrowers for such quarterly period and the year to date; (b) a consolidated income statement of the Borrowers for such quarterly period and the year to date; and (c) a consolidated balance sheet of the Borrowers as of the end of such quarterly period--all in reasonable detail, subject to year-end audit adjustments and certified by each of the Borrowers' president or chief financial officer to have been prepared in accordance with generally accepted accounting principles consistently applied by each of the Borrowers, except for any inconsistencies explained in such certificate;

           (2) Within ninety (90) days after the
   close of each fiscal year of the Borrowers commencing with the fiscal year ending June 30, 1995: (a) a consolidated statement of stockholders' equity and a consolidated statement of cash flows of the Borrowers for such fiscal year; (b) a consolidated income statement of the Borrowers for such fiscal year; and (c) a consolidated balance sheet of the Borrowers as of the end of such fiscal year--all in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheet to be audited by Deloitte & Touche or another firm of independent certified public accountants selected by the Borrowers and acceptable to the Banks, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied by the Borrowers, except for any inconsistencies explained in such certificate; in addition, the Borrowers will obtain from such independent certified public accountants and deliver to the Banks, within ninety (90) days after the close of each fiscal year of the Borrowers, their written statement that in making the examination necessary to their certification they have obtained no knowledge of any Event of Default by the Borrowers, or disclosing all Events of Default of which they have obtained knowledge; provided, however, that in making their examination such accountants shall not be required to go beyond the bounds of generally accepted auditing procedures for the purpose of certifying financial statements; and the Banks shall have the right, from time to time, to discuss the Borrowers' affairs directly with the Borrowers' independent certified public accountants after reasonable notice to the Borrowers and opportunity of the Borrowers to be present at any such discussions;

           (3) Contemporaneously with providing
   each set of quarterly and year-end financial statements required by the foregoing paragraphs
   (1) and (2), a certificate of the president or chief financial officer of each of the Borrowers stating (a) the results, as of the ending date of the period to which such statements relate, of the calculations with respect to each of the financial tests set forth in subsection 6.01(F), and (b) that he has individually in his corporate capacity reviewed the provisions of this Agreement and that a review of the activities of the Borrowers during the year or quarterly and year-to-date period to which such statements relate, as the case may be, has been made by him or under his supervision, with a view to determining whether such Borrower has fulfilled all of its obligations under this Agreement, and that, to the best of his knowledge, such Borrower has observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions hereof, or if such Borrower shall be so in default, specifying all such defaults and events of which he may have knowledge;

           (4) Within sixty (60) days after the
   close of each fiscal quarter of the Borrowers, a quarterly accounts receivable aging report as of the end of each such fiscal quarter, which report shall be in a form satisfactory to the Banks;

           (5) Within sixty (60) days after the
   close of each fiscal quarter of the Borrowers, a quarterly inventory aging report as of the end of each such fiscal quarter, which report shall be in a form satisfactory to the Banks;

           (6) Promptly upon their becoming
   available, copies of all press releases and all financial statements, reports, notices and proxy statements sent or made available generally by either of the Borrowers to its security holders, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by either of the Borrowers with any securities exchange or with the Securities and Exchange Commission; and

           (7) Promptly upon request, such
   additional financial and other information as either of the Banks may from time to time reasonably request.

      (C) Each of the Borrowers will maintain the inventory, equipment, real estate and other properties material to its business in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate.

      (D) Each of the Borrowers will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all assets owned by it, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to the Banks. Such policies shall contain a provision whereby they cannot be cancelled except after thirty (30) days' written notice to the Banks. Each of the Borrowers will furnish to the Banks such evidence of insurance as the Banks may require.

      (E) Each of the Borrowers will pay or cause to be paid when due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books. But each of the Borrowers shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

      (F) The Borrowers will:

           (1) Maintain at all times Net Working
   Capital in the minimum amount of Twenty Million
   Dollars ($20,000,000).

           (2) Maintain at all times a ratio of
   Liabilities to Tangible Net Worth (the "L/TNW
   Ratio") of not more than 2 to 1.

           (3) Maintain at all times a ratio of
   Current Assets to Current Liabilities of not less than 1.5 to 1.

           (4) Maintain at all times a minimum
   Tangible Net Worth of not less than (a) Thirty
   Million Dollars ($30,000,000) plus (b) Seventy-Five
   Percent (75%) of Consolidated Net Profit
   After Tax for each fiscal quarter of the Borrowers completed after the Unaudited Financial
   Statements Date.  As used herein, "Consolidated
   Net Profit After Tax" means the Borrowers' current consolidated earnings (excluding extraordinary items) less the amount of consolidated income tax that the Borrowers paid with respect to such earnings.

           (5) Maintain at all times a minimum
   Consolidated Net Profit After Tax for the four immediately preceding fiscal quarters of the Borrowers of not less than Two Million Five
   Hundred Thousand Dollars ($2,500,000), and not experience in any fiscal quarter of the Borrowers, beginning with the fiscal quarter of the Borrowers immediately following the fiscal quarter of the Borrowers ended on the Unaudited
   Financial Statements Date, a Consolidated Net
   Profit After Tax of less than zero.

           (6) Maintain a minimum Fixed Charges
   Coverage Ratio, as of the end of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending June 30, 1995, for such fiscal quarter and the three immediately preceding fiscal quarters of the Borrowers, of 2 to 1.

           (7) Be prohibited from making
   Restricted Payments at any time during the Loan
   Commitment Period and while any obligations are outstanding hereunder or under the Notes, which in the aggregate exceed 25% of the aggregate
   Consolidated Net Profit After Tax earned after the Unaudited Financial Statements Date, excluding dividends paid by Southern Electronics
   Distributors, Inc. to Southern Electronics
   Corporation.

      (G) Each of the Borrowers will, when requested so to do, make available for inspection by duly authorized representatives of the Banks any of its books and Records, and will furnish to the Banks within a reasonable time after written request therefor any information regarding its business affairs and financial condition. The Banks shall keep all such information confidential and shall not disclose to any third party (other than (1) bank regulatory authorities, (2) upon the order of any court or administrative agency, (3) to the extent reasonably required in connection with any litigation involving the Borrowers or their Affiliates to which the Administrative Bank, any Bank or their respective Affiliates may be a party, (4) to the extent reasonably required in connection with the exercise of any remedy hereunder and (5) to any Bank's legal counsel and independent auditors) any such information received by them that is not otherwise available to the public from sources other than the Banks.

      (H) Each of the Borrowers will take all necessary steps to preserve the corporate existence and franchises material to its business and comply with all present and future Laws applicable to it in the operation of its business and all material agreements to which it is subject.

      (I) Each of the Borrowers will give immediate notice to the Banks of: (1) any litigation or proceeding in which it is a party if a final judgment has been entered requiring it to pay over more than $75,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, prospects or business.

      (J) Within ten (10) days of either Bank's request therefor, each of the Borrowers will furnish such Bank with copies of federal income tax returns filed by it.

      (K) Each of the Borrowers will pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserve therefor being set aside on its books. If default be made by either of the Borrowers or any Subsidiary in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Banks shall have the right, in their discretion, upon forty-eight (48) hours' notice to the Borrowers, to pay such interest or principal for the account of either of the Borrowers and be reimbursed without penalty or premium by the Borrowers therefor.

       (L)   Each of the Borrowers:

            (1)   Has not and will not incur any
   material accumulated funding deficiency within the meaning of Section 302 of ERISA and Section
   412 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the
   "Code"), or any material liability to the Pension
   Benefit Guaranty Corporation ("PBGC") in connection with any Plan.

           (2)    Will furnish to the Banks the
   following:

                     (a) Simultaneously with a filing with the PBGC of notice regarding any Reportable Event, and in any event within sixty (60) days after such Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of such Borrower setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event filed with the PBGC;

                  (b) Promptly after the filing thereof with the
            Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by such Borrower for each plan year, including (i) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Banks, and (ii) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to the Banks;

                  (c) Promptly after receipt thereof a copy of any
            notice such Borrower may receive from the PBGC or the Internal Revenue Service or the United States Department of Labor with respect to any Plan maintained or administered by such Borrower; and

                  (d) Promptly after the filing thereof with the
            Internal Revenue Service and/or the PBGC, copies of Form 5310 relating to the termination of any Plan.
                  (3) Has not and will not engage in any
         transaction with which such Borrower could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Code Section 4975;

                 (4) Has paid and will pay all premiums
         (and all penalties and interest, if applicable) not being contested in good faith that are due the PBGC with respect to any Plan;

                 (5) Has not and will not cease
         operations at a facility so as to become subject to Section 4062(e) of ERISA;

                 (6) Has not and will not withdraw as a
         substantial employer so as to become subject to
         Section 4063 of ERISA;

                 (7) Has not and will not make a
         complete or partial withdrawal from a
         "multiemployer plan" as defined in Section 3(37) of ERISA so as to incur material "withdrawal liability" as defined in Section 4201 of ERISA, without regard to subsequent reduction or waiver of such liability under Sections 4207 or 4208 of ERISA; and

                 (8) Has not and will not terminate any
         Plan or have termination proceedings instituted with respect to any Plan pursuant to Sections
         4041(c) or 4042 of ERISA.

             (M) The Borrowers will comply in all material respects with any and all Environmental Laws, including without limitation all Environmental Laws in jurisdictions in which the Borrowers own or operate a facility or site, arrange for disposal or treatment of hazardous substances, solid wastes or other wastes, accept for transport any hazardous substances, solid waste or other waste or hold any interest in real property or otherwise. The Borrowers will not allow the release or disposal of hazardous waste, solid waste or other waste on, under or to any real property in which the Borrowers hold any interest or perform any of their operations, in violation of any Environmental Law. The Borrowers shall defend, indemnify and hold the Banks harmless from and against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorney's fees) arising out of or resulting from the non-compliance of the Borrowers with any Environmental Law.



  6.02    Negative Covenants.

      (A) Neither of the Borrowers will dissolve or liquidate, or enter into any merger, consolidation, reorganization or recapitalization or reclassify its capital stock, except that either Borrower may merge into or consolidate with the other Borrower.

      (B) Neither of the Borrowers will sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets except to the other Borrower.

      (C) Neither of the Borrowers will mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens.

      (D) Neither of the Borrowers will become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other Person other than the other Borrower.

      (E) Neither of the Borrowers will incur, create, assume or permit to exist any Indebtedness except: (1) the Loans; (2) the Letters of Credit; (3) existing Indebtedness as set forth in Schedule 5.01(L); (4) trade Indebtedness incurred in the ordinary course of business; (5) contingent Indebtedness permitted by subsection 6.02(D); and (6) Indebtedness secured by Permitted Liens.

      (F) Neither of the Borrowers will form any Subsidiary or make any investment in or make any loan in the nature of any investment to any Person.

      (G) Neither of the Borrowers will acquire any stock in, or all or substantially all of the assets of, any Person.

      (H) Neither of the Borrowers will furnish the Bank any certificate or other document that will contain any untrue statement of a material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

      (I) Neither of the Borrowers will directly or indirectly apply any part of the proceeds of any of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

      (J) Neither Borrower shall enter into, or be a party to, any transaction with any Affiliate of the Borrowers (which Affiliate is not the other Borrower), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Banks, consented to in writing by the Banks and are no less favorable to such Borrower than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.


SECTION VII.  EVENT OF DEFAULT

  7.01 Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

      (A) Either of the Borrowers shall fail to pay when due (1) any installment of principal payable hereunder or (2) any interest or fee payable hereunder and such failure to pay interest or fees shall continue for a period of ten (10) days.

      (B) Either of the Borrowers shall fail to observe or perform any other obligation to be observed or performed by it hereunder and such failure shall continue for a period of ten (10) days after: (1) notice of such failure from any Bank; or (2) any Bank is notified of such failure by the Borrowers or should have been so notified by the Borrowers pursuant to the provisions of this Agreement, whichever is earlier.

      (C) Either of the Borrowers shall fail to pay any Indebtedness due either Bank under a separate agreement or any third Person and such failure shall continue beyond any applicable grace period, or either of the Borrowers shall suffer to exist any other event of default under any agreement binding on such Borrower; provided, however, it shall not be an Event of Default if such Borrower is contesting in good faith such Indebtedness which is not for money borrowed with adequate reserve therefor being set aside on the books of such Borrower.

      (D) Any financial statement, representation, warranty or certificate made or furnished by either of the Borrowers to the Banks in connection with this Agreement, or as an inducement to the Banks to enter into this Agreement, or in any separate statement or document to be delivered hereunder to the Banks, shall be materially false, incorrect or incomplete when made.

      (E) Either of the Borrowers shall fail, or admit its inability or failure, to pay its debts generally as they become due, or shall make an assignment for the benefit of any of its creditors.

      (F) A case or proceeding in bankruptcy, or for reorganization of either of the Borrowers, or for the readjustment of any of its debts, under the Bankruptcy Code or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by either of the Borrowers, or shall be commenced against either of the Borrowers and shall not be dismissed or discharged within sixty (60) days of their commencement, or an order for relief is entered at any time in a case under the Bankruptcy Code.

      (G) A receiver or trustee shall be appointed for either of the Borrowers or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of either of the Borrowers, and such receiver or trustee shall not be discharged within sixty
(60) days of his appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or either of the Borrowers shall discontinue business or materially change the nature of its business.

      (H) Either of the Borrowers shall suffer final judgments for payment of money aggregating in excess of $250,000 not covered by insurance and shall not discharge or bond the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

            (I) If (1) any Reportable Event occurs and the Banks determine in good faith that there is a substantial possibility that such Reportable Event constitutes grounds (a) for the termination of any Plan by the PBGC or (b) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Banks within sixty (60) days after giving of written notice of such determination to the Borrowers by any Bank; or (2) any Plan shall be terminated within the meaning of Title IV of ERISA; or (3) a trustee shall be appointed by the appropriate United States district court to administer any Plan; or (4) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan. Notwithstanding the foregoing, the occurrence of a Reportable Event under
(1) shall not be an Event of Default if the Borrowers establish to the reasonable satisfaction of the Banks either (x) that the Plan is sufficiently funded to meet all "benefit commitments" as such term is currently defined in ERISA or (y) that the Reportable Event does not materially and adversely impair either of the Borrowers' ability to satisfy and discharge its Obligations in accordance with their terms.

            (J) Either of the Borrowers fails to maintain Senior Management reasonably acceptable to the Banks (for this purpose, the Banks acknowledge that current Senior Management of the Borrowers is acceptable).

            (K)  Either of the Borrowers has a Material Ownership Change.

         7.02 Acceleration. Immediately and without notice upon the occurrence of an Event of Default specified in clause (E), (F), (G) or (H) of subsection 7.01, or at the option of the Banks, but only upon notice to the Borrowers, upon the occurrence of any other Event of Default, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind, and the Borrowers shall immediately provide each Issuing Bank with cash collateral in the amount of 105% of the Outstanding LC Amounts under Letters of Credit issued by it.

         7.03 Remedies. After any acceleration, as provided for in subsection 7.02, the Banks shall have, in addition to the rights and remedies given them by this Agreement and the Notes, all those allowed by all applicable Laws.


SECTION VIII.    ADMINISTRATIVE BANK

         8.01    Authorization.  Each Bank hereby authorizes the
Administrative Bank to exercise such powers and perform such duties as are expressly delegated to the Administrative Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Bank shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, or otherwise exist against the Administrative Bank.

         8.02 Delegation of Duties. The Administrative Bank may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Bank shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.03 Exculpatory Provisions. Neither the Administrative Bank nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (A) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (B) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Bank under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of the Borrowers to perform their obligations hereunder. The Administrative Bank shall be under no obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

         8.04 Reliance by Administrative Bank. The Administrative Bank shall be entitled to rely, and shall be fully protected in relying, upon any note, guaranty, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person and upon advice and statements of legal counsel (including without limitation counsel to the Borrowers), independent accountants and other experts selected by the Administrative Bank. The Administrative Bank may deem and treat the payee of any note as the owner thereof for all purposes. In making payments to the Banks and taking other action with respect to the Banks, the Administrative Bank shall be entitled to rely on the participation of each Bank therein on the basis provided herein and in the Notes unless and until it has received written notice otherwise as provided in subsection 9.05. The Administrative Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by all Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all future holders of the Notes.

         8.05 Notice of Event of Default. The Administrative Bank shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless the Administrative Bank has received notice from any Bank or the Borrowers referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." If the Administrative Bank receives such a notice, the Administrative Bank shall give notice thereto to the Banks. The Administrative Bank shall take such action with respect to such Event of Default as shall be reasonably directed by the Banks; provided that, unless and until the Agent shall have received such directions, the Administrative Bank may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Banks.

         8.06    Non-Reliance on Administrative Bank and Other Banks.  Each
Bank expressly acknowledges that neither the Administrative Bank nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Bank hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Bank to any Bank. Each Bank represents to the Administrative Bank that it has, independently and without reliance upon the Administrative Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Bank hereunder, the Administrative Bank shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Bank or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.07 Indemnification. Each Bank agrees to indemnify the Administrative Bank in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of its Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Bank in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Bank under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Bank's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         8.08 Administrative Bank in Its Individual Capacity. The Administrative Bank and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Bank were not the administrative bank hereunder. With respect to its loans made or renewed by it and any note issued to it and with respect to any Letters of Credit issued by it, the Administrative Bank shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Bank, and the terms "Bank" and "Banks" shall include the Administrative Bank in its individual capacity.


SECTION IX.  MISCELLANEOUS

         9.01 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Banks, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Banks from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

         9.02 Further Assurances. From time to time, the Borrowers will execute and deliver to the Banks such additional documents and will provide such additional information as the Banks may reasonably require to carry out the terms of this Agreement and be informed of the Borrowers' status and affairs.

         9.03 Enforcement and Waiver by Banks. The Banks shall have the right at all times to enforce the provisions of this Agreement and the Notes in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Banks in refraining from so doing at any time or times. The failure of the Banks at any time or times to enforce their rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Banks are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         9.04 Expenses of Banks. The Borrowers will, on demand, reimburse the Banks for all expenses, including the reasonable fees and expenses of legal counsel for the Banks, incurred by the Banks in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the collection or attempted collection of the Notes.

         9.05 Notices. Any notices or consents required or permitted by this Agreement shall be in writing (including by telecopier) and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or sent by telecopier, as follows, unless such address or telecopier number is changed by written notice hereunder:

            (A) If to the Borrowers:         Southern Electronics Corporation
and
                                  Southern Electronics Distributors, Inc.
                                  4916 North Royal Atlanta Drive
                                  Tucker, Georgia  30084
                                  Attention: Larry G. Ayers
                                             Vice President-Finance
                                  Telecopier:                404-938-2814
                                  Confirmation:              404-491-8962

            (B) If to NCB:        National City Bank, Columbus
                                  155 East Broad Street
                                  Columbus, Ohio  43251
                                  Attention: Ralph A. Kaparos
                                  Senior Vice President
                                  Telecopier:                614-463-6770
                                  Confirmation:              614-463-7296

            (C) If to WB:         Wachovia Bank of Georgia, N.A.
                                  191 Peachtree Street
                                  30th Floor
                                  Mail Code 212
                                  Corporate Banking
                                  Atlanta, Georgia  30303-1757
                                  Attention: Kevin B. Harrison
                                             Vice President
                                  Telecopier:                  404-332-6920
                                  Confirmation:              404-332-5269

        9.06 Waiver and Release by Borrowers. To the maximum extent permitted by applicable Laws, the Borrowers:

            (A) Waive: (1) protest of all commercial paper at any time held by the Banks on which the Borrowers are in any way liable; and (2) notice and opportunity to be heard, after acceleration in the manner provided in subsection 7.02, before exercise by the Banks of the remedies of self-help, set-off or other summary procedures permitted by any applicable Laws or by any agreement with the Borrowers, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Banks; and

            (B) Release the Banks and their officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

        9.07 Applicable Law. The substantive Laws of the State of Georgia shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

        9.08    Binding Effect, Assignment and Entire Agreement.  This
Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrowers have no right to assign any of their rights or obligations hereunder without the prior written consent of the Banks. This Agreement, and the documents executed and delivered pursuant hereto, supersede the Revolving Credit Agreement dated February 23, 1993 between the Borrowers and NCB and all documents executed and delivered pursuant thereto (the "Current Loan Documents"), constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

        9.09 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

        9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

        9.11 Setoffs; Sharing of Setoffs. (A) Each Borrower agrees that each Bank shall have a lien for all indebtedness and obligations owing to them from such Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to such Bank or otherwise in the possession or control of such Bank for any purpose for the account or benefit of such Borrower and including any balance of any deposit account or of any credit of such Borrower with such Bank, whether now existing or hereafter established hereby authorizing each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by such Borrower to the Banks then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this subsection all remittances and property shall be deemed to be in the possession of any Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

            (B) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(1) nothing in this subsection shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of either Borrower other than its indebtedness under the Notes, and (2) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

        9.12 Waiver of Jury Trial. Each Borrower and each of the Banks irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement or the Notes.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


SOUTHERN ELECTRONICS                SOUTHERN ELECTRONICS
    CORPORATION                       DISTRIBUTORS, INC.


By:                                 By:
Name:  Larry G. Ayers               Name:   Larry G. Ayers
Title: Vice President-Finance       Title:  Vice President-Finance



NATIONAL CITY BANK, COLUMBUS WACHOVIA BANK OF GEORGIA,  N.A.


By:                               By:
Name:  Ralph A. Kaparos           Name:   Kevin B. Harrison
Title: Senior Vice President    Title:  Vice President

                      EXHIBITS AND SCHEDULES



              Exhibit                          Subject Matter

                    2.04                   Prime Loan/Offered Rate Loan
                                           Borrowing Notice
                    2.06                   Eurodollar Loan Borrowing Notice
                    2.10                   Form of Revolving Credit Notes
                    4.02                   Borrowing Certificate


              Schedule                         Subject Matter

              1.01-1                       Liens
              3.01                         Pre-Existing Letters of Credit
              5.01(D)                      Litigation
              5.01(L)                      Indebtedness
              5.01(M)                      Certain Contracts


                  Schedule 1.01-1


                              LIENS



                        [To Be Completed]

                  Schedule 3.01


                  PRE-EXISTING LETTERS OF CREDIT


 .    Irrevocable Standby Letter of Credit No. 28861 Dated May 26, 1995 in the
     Amount of $800,000 Issued by National City Bank, Columbus to NEC America, Inc. for the Benefit of Southern Electronics Distributors, Inc.

 .    Irrevocable Standby Letter of Credit No. 28914 Dated June 1, 1995 in the
     Amount of $250,000 Issued by National City Bank, Columbus to Sharp Electronics Corporation for the Benefit of Southern Electronics Distributors, Inc.


                                                Schedule 5.01 (D)


                            LITIGATION


                        [To Be Completed]
                                                Schedule 5.01 (L)


                           INDEBTEDNESS



                        [To Be Completed]

                                                 Schedule 5.01(M)


                        CERTAIN CONTRACTS



                        [To Be Completed]



                                                     Exhibit 2.04
                       NOTICE OF BORROWING
                         FOR [PRIME LOAN]
                       [OFFERED RATE LOAN]


[Name and Address of
   Administrative Bank
   Per Section 9.05
   of Revolving Credit
   Agreement]

     Subject: Revolving Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of June 29, 1995 by and among Southern Electronics Corporation and Southern Electronics Distributors, Inc., National City Bank, Columbus and Wachovia Bank of Georgia, N.A.

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of Borrowing is delivered to you pursuant to subsection 2.04 of the Credit Agreement.

     The Borrowers hereby request [a Prime Loan] [an Offered Rate Loan] in the aggregate principal amount of $____________ to be made on _______________, 19___, and for interest to accrue thereon at the rate established by the Credit Agreement for [Prime Loans] [Offered Rate Loans]. [The duration of the Interest Period for such Offered Rate Loan shall be [30] [60] [90] days.]

     The Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized officers this ___ day of _____________,
______.

                                   SOUTHERN ELECTRONICS COMPANY

                                   By:

                                   Name:

                                   Title:


                                   SOUTHERN ELECTRONICS
                                       DISTRIBUTORS, INC.

                                   By:

                                   Name:

                                   Title:


                                                     Exhibit 2.06
                       NOTICE OF BORROWING
                       FOR EURODOLLAR LOAN


[Name and Address of
   Administrative Bank
   Per Section 9.05
   of Revolving Credit
   Agreement]

     Subject: Revolving Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of June 29, 1995 by and among Southern Electronics Corporation and Southern Electronics Distributors, Inc., National City Bank, Columbus and Wachovia Bank of Georgia, N.A.

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of Borrowing is delivered to you pursuant to subsection 2.06 of the Credit Agreement.

     The Borrowers hereby request a Eurodollar Loan in the aggregate principal amount of $____________ to be made on _______________, 19___, and for interest to accrue thereon at the rate established by the Credit Agreement for Eurodollar Loans. The duration of the Interest Period for such Eurodollar Loan shall be [1] [2] [3] months[s].

     The Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized officers this ___ day of _____________,
______.

                                   SOUTHERN ELECTRONICS COMPANY

                                   By:

                                   Name:

                                   Title:


                                   SOUTHERN ELECTRONICS
                                       DISTRIBUTORS, INC.

                                   By:

                                   Name:

                                   Title:


                                                     Exhibit 4.02

                      BORROWING CERTIFICATE


     This Certificate is made pursuant to subsection 4.02 of the Revolving Credit Agreement, dated as of June 29, 1995, between SOUTHERN ELECTRONICS CORPORATION ("SEC") and SOUTHERN ELECTRONICS DISTRIBUTORS, INC. ("SED"), on the one hand, and NATIONAL CITY BANK, COLUMBUS and WACHOVIA BANK OF GEORGIA, N.A., on the other hand (the "Credit Agreement"). Capitalized terms used herein shall have the same meanings as set forth in the Credit Agreement, unless otherwise defined herein. SEC or SED (the "Requesting Party") hereby requests a loan under the Credit Agreement in the sum of _____________________________________
Dollars ($_______________). The undersigned President or Vice President of the Requesting Party hereby certifies as follows:

          1. The representations and warranties of the Borrowers set forth in the Credit Agreement or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof; and

          2. Immediately prior to and immediately after the making of the loans requested to be made and the issuance of the Letters of Credit requested to be issued on the date hereof, no Event of Default will be continuing under the Credit Agreement;

and the undersigned Secretary or Assistant Secretary of the Requesting Party hereby certifies as follows:

          3.   There are no liquidation or dissolution
     proceedings pending or to my knowledge threatened against the Borrowers nor has any other event occurred affecting or threatening the corporate existence of the Borrowers;
     and

          4. Each of the Borrowers is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned have hereunto set their names on the date set forth below.




President or Vice President                  Secretary or Assistant Secretary

Date:


                                                     Exhibit 2.10

                      REVOLVING CREDIT NOTE

$15,000,000.00                                     Columbus, Ohio
                                                    June 29, 1995


     FOR VALUE RECEIVED, the undersigned, SOUTHERN ELECTRONICS CORPORATION and SOUTHERN ELECTRONICS DISTRIBUTORS, INC., jointly and severally hereby unconditionally promise to pay on the Loan Termination Date, to the order of ___________________________ (the "Lender") at the office of the Administrative Bank located at 191 Peachtree Street, 30th Floor, Mail Code 212, Corporate Banking, Atlanta, Georgia 30303-1757, Attn: Kevin B. Harrison, Vice President, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) FIFTEEN MILLION DOLLARS ($15,000,000.00) and (b) the aggregate unpaid principal amount of all loans made by the Lender to the undersigned and the aggregate amount of all advances made by the Lender pursuant to letters of credit issued by the Banks in favor of the undersigned pursuant to the Revolving Credit Agreement, dated as of June 29, 1995, as amended, between the undersigned and the Banks (the "Credit Agreement"). Capitalized terms used herein shall have the same meanings as set forth in the Credit Agreement, unless otherwise defined herein.

     The undersigned further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof until such amount shall be come due and payable (whether at the stated maturity, by acceleration or otherwise) on the dates and at the applicable rate per annum as provided in subsection 2.12 of the Credit Agreement.

     The holder of this Note is authorized to endorse the date and amount of each loan pursuant to the Credit Agreement, the date and amount of each payment or prepayment of principal thereof and the unpaid principal amount under this Note on the schedule annexed hereto and made a part hereof or on a continuation thereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.

     If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     This Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

     This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

                                   SOUTHERN ELECTRONICS
                                       CORPORATION


                                   By:
                                   Name:
                                   Title:



                                   SOUTHERN ELECTRONICS
                                       DISTRIBUTORS, INC.


                                   By:
                                   Name:
                                   Title:


                Schedule to Revolving Credit Note


                                       Amount
                       Amount          of              Unpaid
                       of              Principal       Principal
  Date                 Loan            Payments        Balance


  ___________          $__________     $________       $_________

  ___________          $__________     $________       $_________

  ___________          $__________     $________       $_________

  ___________          $__________     $________       $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________

  ___________          $__________     $_________      $_________